UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2008

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On June 25, 2008, Tyson Foods, Inc. (the “Company”) announced that it has entered into a preliminary agreement to sell the packing, feedyard and fertilizer assets of Lakeside Farm Industries Ltd and its subsidiary Lakeside Packers, to XL Foods Inc., a Canadian-owned beef processing business. The C$107 million transaction includes C$57 million, which will be paid at closing. The remaining C$50 million, plus interest, will be paid over a five-year period following closing. Tyson would retain the finished product inventory, accounts receivables and accounts payables of the Lakeside operations as of the closing date. The transaction remains subject to government approvals, the receipt of commercially reasonable financing by XL and the execution of a definitive agreement by the parties. Both companies anticipate completing the sale by the end of September. On June 25, 2008, the Company issued a press release related to this transaction. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Limitation on Incorporation by Reference

The information disclosed in this report pursuant to Item 7.01, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibit
Exhibit Number	Description
99.1	Press Release of the Company, dated June 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: June 26, 2008	By:	/s/ Dennis Leatherby

	Name:	Dennis Leatherby
	Title:	Executive Vice President and Chief
Financial Officer

Tyson Foods, Inc.

Current Report On Form 8-K

Dated June 25, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company, dated June 25, 2008.